Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 21, 2016 (the “Effective Date”), is entered into by and between Michael Jay Solomon (the “Seller”), and the parties who execute this Agreement as purchasers (each, a “Purchaser”).

RECITALS

WHEREAS, the Seller owns that certain 4% Unsecured Convertible Promissory Note, dated December 1, 2015, in the principal face amount of $1,955,933.91 (the “Note”), issued by Truli Media Group, Inc., a Delaware Corporation (the “Company”), that is convertible into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company.

WHEREAS, the Purchasers seek to purchase from the Seller, and the Seller seeks to sell to the Purchasers, the Note, in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below:

AGREEMENT

ARTICLE I
purchase and sale OF THE NOTE

1.1 Purchase and Sale of the Note.

Upon the terms and subject to the conditions set forth herein, on the Effective Date, following the satisfaction or waiver of all of the conditions set forth in Article IV of this Agreement (or such other date as is mutually agreed to by the Seller and the Purchasers) (the “Closing Date”), the Seller shall sell to the Purchasers, and the Purchaser shall purchase from the Seller, the Note (the “Closing”) in reliance on an exemption provided by the Securities Act of 1933, as amended (the “Securities Act”).

1.2 Purchase Price.

Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchasers shall pay to the Seller by check or wire in accordance with the instructions provided by the Seller an aggregate amount equal to the amount set forth on Schedule I attached hereto (the “Purchase Price”).

1.3 The Closing.

The Closing contemplated hereby shall take place at 10:00 a.m., EST on the Closing Date, or at such other time as mutually agreed by the parties hereto. All actions taken at the Closing shall be deemed to have occurred simultaneously.

1.4 Delivery of the Note

Prior to the Closing Date, the Seller shall deliver the Note to the Company’s counsel, Nason, Yeager, Gerson, White & Lioce, P.A., to be held in escrow pending its release to the Purchaser upon satisfaction of all other Closing requirements set forth in this Agreement. On the Closing Date, the Seller shall take all required actions to cause the Company to record and affect the transfer of the Note to the Purchasers on the books of the Company.

1.5 Company Representations and Covenants; Other Agreements of the Parties.

(a) The Company represents warrants to the Purchasers as of the Effective Date that the Seller is recorded on its books and records as the sole and beneficial owner of the Note and that the Note was issued and delivered to the Seller by the Company in consideration for the Seller’s delivery of $1,955,933.91 in cash to the Company at the time of and/or prior to, and directly in connection with, the issuance of the Note (the “Funding”). Further, the Company represents and warrants that its books and records, including without limitation its bank statements and deposit ledgers, accurately reflect the Funding.

(b) On or before the Effective Date the Company shall deliver to the Purchasers proof of payment that is adequate, in the sole discretion of the Purchasers, to evidence the Funding as directed by the Purchasers. All loans which constitute the Funding have been disclosed in reports filed with the Securities and Exchange Commission (the “SEC”) in compliance with all applicable SEC disclosure requirements.

(c) After the Effective Date, it shall be deemed as an “Event of Default” under the Note if, while the Note remains outstanding, all operational costs of the Company (“Operational Costs”) are not funded by the Seller. For purposes of this Section, Operational Costs shall not include public company compliance related costs including accounting and auditing costs, legal fees relating to the federal and state securities laws, and transfer agent costs and similar costs.

(d) From the Effective Date until the date that is 365 days thereafter, at the Seller’s option, the Company shall sell the current operating assets, as they change in the ordinary course of business, and the Seller shall assume the liabilities that arise in the ordinary course of business other than public company liabilities to the Seller or an assign at a price of $5,000. Provided, however, for the first 180 days after the Effective Date the option may not be exercised without the written consent of Cavalry Fund I, LP, which may not be unreasonably withheld.

(e) The Seller shall assume and pay off all liabilities of the Company, including but not limited to those arising out of the operation of the Company, that have been incurred on or before the Effective Date, except the Seller shall not assume the Note (the “Assumption”). In additional to all other remedies available under this Agreement, it shall be deemed as an “Event of Default” under the Note if the Seller does not comply with the Assumption.

(f) After the Effective Date until the first anniversary thereof, the Purchasers shall, jointly and severally, fund all accounting, audit and legal and other public company costs including annual fees of OTC Markets, Inc. of the Company directly related to its compliance with any required reporting obligations under the Securities Exchange Act of 1934.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers as of the Effective Date as set forth below:

2.1 Title to Note.

The Seller is the sole record and beneficial owner of the Note to be sold by it pursuant to this Agreement and owns such security free from all taxes, liens, claims, encumbrances and charges. There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller to sell or transfer the Note, or the shares of Common Stock underlying the Note, and neither the Note nor the shares of Common Stock underlying the Note are not subject to any lock-up or other restriction on their transfer or on the ability of the Purchaser to sell or transfer the Note or the shares of Common Stock underlying the Note.

2.2 Authority

The Seller has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement. This Agreement has been duly executed and delivered by the Seller, and this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.3 Accredited Investor Status.

The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

2.4 Noncontravention.

The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Seller.

2.5 Consents.

No consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

2.6 Seller Status.

The Seller (a) is a sophisticated person with respect to the sale of the Note; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Note; and (c) has independently and without reliance upon the Purchasers, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchasers’ express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchasers have not given the Seller any investment advice, credit information or opinion on whether the sale of the Note is prudent. The Seller represents and warrants that such Seller has held such the Note for more than six months.

2.7 Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller that could reasonably be expected to have an adverse affect on the ability of the Seller to perform its obligations hereunder.

2.8 No Brokers.

The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.9 Outstanding Amounts.

The Seller has paid any and all amounts and charges due and owing with respect to the Note and there are no unpaid amounts or charges claimed to be due with respect to the Note.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers, singly and not jointly, represents and warrants to the Seller as of the Effective Date as set forth below:

3.1 Organization and Existence.

Each Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

3.2 No Public Sale or Distribution.

Each Purchaser is acquiring the Note in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser does not have a present arrangement to effect any distribution of the Note to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Note or shares of Common Stock underlying the Note for any minimum or other specific term and reserves the right to dispose of the Note or shares of Common Stock underlying the Note at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

3.3 Accredited Investor Status.

The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.4 Authority.

The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

3.5 Noncontravention.

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

3.6 Purchaser Status.

The Purchaser (a) is a sophisticated person with respect to the sale of the Note; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Note; and (c) has independently and without reliance upon the Seller, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchaser has relied upon the Seller’s express representations, warranties and covenants in this Agreement. The Purchaser acknowledges that the Seller has not given the Purchaser any investment advice, credit information or opinion on whether the purchase of the Note is prudent.

3.7 Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser that could reasonably be expected to have a material adverse affect on the ability of the Purchaser to perform its obligations hereunder.

3.8 No Brokers.

The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV
CONDITIONS TO CLOSING

4.1 Conditions to the Seller’s Obligation to Sell.

The obligation of the Seller hereunder to sell the Note to the Purchasers on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Purchasers with prior written notice thereof:

(a) The Purchasers shall have delivered to the Seller the Purchase Price by wire transfer or check pursuant to the instructions provided by the Seller.

(b) The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

4.2 Conditions to the Purchaser’s Obligation to Purchase.

The obligation of the Purchasers hereunder to purchase the Note on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Purchasers’ sole benefit and may be waived by each Purchaser at any time in its sole discretion by providing the Seller with prior written notice thereof:

(a) The Seller shall have caused the Company to effect the transfer of the Note to the Purchasers on the books and records of the Company.

(b) The representations and warranties of the Seller shall be true and correct in as of the Effective Date and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

(c) The Seller shall have delivered, and caused the Company to deliver, to the Purchasers evidence that is satisfactory, in the sole discretion and determination of the Purchasers, that the underlying loan in the amount of $1,955,933.91 was delivered by the Seller to the Company at the time of, and in connection with, the issuance of the Note.

(d) The Seller shall have delivered, and caused the Company to deliver, to the Purchasers evidence that is satisfactory, in the sole discretion and determination of the Purchasers, that social media marketing has occurred from March 31, 2016 through the Effective Date as such was described in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 15, 2016.

(e) The Purchasers shall pay for or reimburse the Company for public company costs referred to in Section 1.5(c).

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1 Indemnification.

Each of the Seller and the Company (the “Indemnitors”) shall indemnify, reimburse, defend and hold harmless the Purchasers from and against all demands, claims, actions, causes of action, judgments, orders, decrees, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, all costs of litigation and reasonable attorneys’ fees, whether or not in litigation and in all trial, appellate, and insolvency proceedings) which may at any time be imposed upon, incurred by or asserted or awarded against, the Purchasers, related to or resulting from any breach or inaccuracy of any representation, warranty, covenant or agreement contained herein by the Seller or the Company. In the event the Purchasers shall incur expenses as set forth above, the Indemnitors shall provide reimbursement to the Purchasers within fifteen (15) days from the receipt of notice from the Purchasers.

5.2 Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3 Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.4 Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

5.5 Entire Agreement; Amendments.

This Agreement supersedes all other prior oral or written agreements between the Purchasers and the Seller, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Seller and the Purchasers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

5.6 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when sent by email. The email for such communications shall be:

If to the Seller:

Attention: Michael Jay Solomon

E-Mail: michael@trulimediagroup.com

If to the Purchasers as reflected on the signature pages.

5.7 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Seller nor the Purchasers shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party.

5.8 No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.9 Survival.

Unless this Agreement is terminated by mutual consent of the Seller and the Purchasers, the representations and warranties of the Seller and the Purchasers contained in Articles II and III shall survive the Closing Date and the delivery and exercise of the Note, as applicable, through the date that is three years after the Closing Date provided that the representations in Section 2.2 and Section 5.1 shall survive through the applicable statute of limitations.

5.10 Further Assurances.

Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.11 Recitals.

The above Recitals to this Agreement, which the parties acknowledge are true and correct, are hereby incorporated into this Agreement by reference.

5.12 No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the Effective Date.

SELLER:

By:
Name:	Michael Jay Solomon

As with respect to Section 1.5 and 5.1:

TRULI MEDIA GROUP, INC.

By:
Name:	Michael Jay Solomon
Title:	Chief Executive Officer

PURCHASER:

By:
Name:
Title: